SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                            EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) April 23, 2004


                                 ZANETT, INC.
                         ---------------------------

             (Exact name of registrant as specified in charter)

        Delaware                    0-27068                56-4389547
    ----------------            --------------          ---------------


 (State or other jurisdiction  (Commission File Number)    IRS Employer
   of incorporation					      Identification No.)


135 East 57th Street, 15th Floor, New York, NY               10022
---------------------------------------------            ----------
(Address of principal executive offices)                 (Zip Code)


Registrant?s telephone number, including area code	   (212)-980-4600
-----------------------------------------------------------------------------

(Former name or former address, if changed since last report).

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Zanett, Inc., a Delaware corporation (?Zanett? or ?the Company?), hereby files this Current Report on Form 8-K describing the acquisition of the assets of INRANGE Global Consulting, a professional services business unit of Computer Network Technology Corporation. This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties relating to this acquisition and actual results and developments may differ materially from those described in this Current Report. For more information about Zanett and risks relating to investing in the Company, refer to Zanett?s most recent quarterly report on Form 10-QSB and annual report on Form 10-KSB.

Item 2.     Acquisition or Disposition of Assets

Zanett is building the IT Commonwealth (TM) - a business organization that seeks to combine private, independent technology companies into a public enterprise with the goal of making them collectively stronger, more competitive and more profitable. The IT Commonwealth (TM) seeks to preserve the management, culture, identity and operating style of its members while achieving advantages of scale. It also attempts to bring successful entrepreneurs and companies together into a collaborative network, where each member continues to do what they do best, while contributing to the financial and operating performance of the IT Commonwealth (TM) as a whole.

On April 23, 2004 (the ?Closing?), Brandywine Computer Group (?BCG?) a wholly-owned subsidiary of Zanett and member of the IT Commonwealth acquired INRANGE Global Consulting , a professional services business unit of Computer Network Technology Corporation (?CNT?), pursuant to the terms of an Asset Purchase Agreement (the ?Agreement?) dated as of April 23, 2004, between BCG and CNT.

INRANGE Global Consulting, a long-time PeopleSoft partner, is a leading consulting and technology services consultancy that provides high-value business solutions to corporate and government clients across the Midwest.

After the acquisition, BCG and INRANGE Global Consulting will combine their professional service businesses and operate under the name ?INRANGE Consulting.?

Initial consideration of $300,000 was paid at Closing. The initial consideration will be adjusted by a purchase price adjustment, which will be the amount at Closing by which the final net assets, as defined by the Agreement, were greater than or less than the required $1,000,000 benchmark level of net assets to be provided by CNT.

The aggregate consideration to be paid by BCG to CNT will be comprised of the initial cash consideration of $300,000 at Closing, a payment of $500,000 on the first anniversary of the Closing and payments of $400,000 in each of the next three successive annual periods. The Company has calculated the fair value of the deferred consideration to be$1,513, 618 based on current interest rates. The difference between the fair value and the actual payments will be recorded as interest expense over the deferral periods.

CNT is also eligible to receive contingent consideration in each of the four successive annual periods commencing on May 1, 2004 based upon the operations of INRANGE Consulting in each period. The contingent consideration in each period consists of a payment equal to 10% of the net income of INRANGE Consulting for that period, provided that the cumulative sum of all such contingent consideration does not exceed $2,000,000.

In connection with the asset sale, BCG and CNT have entered into an operating agreement whereby CNT has agreed to provide INRANGE Consulting with referral and contract generation services for a period of at least one year.

Zanett funded the cash portion of the purchase price paid at Closing from existing cash on hand.

In connection with the Agreement, BCG entered into employment agreements with certain key employees of INRANGE Global Consulting

Copies of the Asset Purchase Agreement and the employment agreements are attached as Exhibits 2.1, 10.1, and 10.2. The foregoing description is qualified in its entirety by reference to the agreements filed herewith as Exhibits.

Item 7. 	Financial Statements, Pro Forma Financial Information and
            Exhibits.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 7(a)(4) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date this 8-K is required to be filed.

(b)	Pro Forma Financial Information

In accordance with Item 7(b)(2) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date this 8-K is required to be filed.

 (c)	Exhibits

2.1*		Asset Purchase Agreement
10.1		Employment Agreement with Rob Wise
10.2		Employment Agreement with Kevin Teder

* Exhibits and schedules omitted. The Registrant will furnish a supplementary copy of any omitted exhibit or schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							ZANETT, INC.


Date:	May 6, 2004			by:   /s/ Jack M. Rapport
      -----------                   ------------------------------
                                    Name:  Jack M. Rapport
                                    Title: Chief Financial Officer

Index to Exhibits

2.1*		Asset Purchase Agreement
10.1		Employment Agreement with Rob Wise
10.2		Employment Agreement with Kevin Teder

* Exhibits and schedules omitted. The Registrant will furnish a supplementary copy of any omitted exhibit or schedule to the Commission upon request.